SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

ARTHROCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
 (512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2009, the Board of Directors of ArthroCare Corporation (the “Company”) adopted amendments to the Company’s Bylaws that became effective upon adoption.  These amendments make certain changes in, among other things, (1) the procedures to be followed by stockholders in connection with bringing business and director nominations before the Company’s annual meeting and (2) corporate governance provisions relating to directors and executive officers.

A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.1 to this current report.  The following summary is a brief description of the amendments to the Bylaws that is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, which is incorporated herein by reference.

Advance Notice Provisions.

▪
Section II.5 of the Bylaws was amended to require stockholders to provide notice to the Company of director nominations and proposals not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  The amended Section II.5 of the Bylaws further provides that if the date of an annual meeting is more than 60 days after the anniversary of the prior year’s annual meeting, the deadline for director nominations and proposals is 10 days after the public announcement of the date of the annual meeting.

▪
Sections II.5 and II.6 of the Bylaws were amended as to the information required to be disclosed by any stockholder seeking to nominate for director or propose business to be considered by the stockholder.  As amended, Sections II.5 and II.6 require the nominating stockholder to disclose to the Company, among other items, (a) the number of shares owned by the stockholder, (b) any derivative, swap or other transaction that gives the stockholder economic risk similar to ownership in the Company; (c) any proxy, agreement or relationship that confers a right in the stockholder to vote any shares of the Company’s stock; (d) any agreement the purpose of which is to increase or decrease the level of risk to the stockholder with respect to the shares of the Company; (e) any performance-related fees to which the stockholder is entitled based on the changes in the value of the Company’s stock; and (f) any other information relating to the stockholder that would be required to be disclosed in a proxy statement filed under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”).  These amendments to Sections II.5 and II.6 of the Bylaws require that the disclosures be updated and supplemented, if necessary, so as to be accurate as of the record date for the meeting and as of shortly prior to the meeting.

▪
Additional amendments to Section II.6 of the Bylaws require stockholders making director nominations and their nominees to disclose the same financial and other information as would be required by Schedule 14A if the nominating stockholder were the Company and the stockholder director nominee were a director of the Company, as well as the same information about the director nominee that would be required by the amended Bylaws if the director nominee were the stockholder of the Company submitting a proposal.

▪
Section II.5 of the Bylaws was amended to clarify that the notice and disclosure requirements are intended to apply only to proposals that are not made pursuant to Rule 14a-8 under the Exchange Act.  The amended Bylaws do not limit stockholders’ ability to submit proposals under Rule 14a-8.

Boards of Directors and Executive Officers.

▪
Article III of the Bylaws was amended to eliminate a provision relating to loans by the Company to officers of the Company.  This amendment is consistent with the Company’s current policies with respect to loans to officers and with Section 402 of the Sarbanes-Oxley Act, which generally prohibits the Company from making, or arranging for third parties to make, personal loans to directors and executive officers.

▪
Article III of the Bylaws was further amended to include a new Section III.14, which proscribes procedures with respect to the appointment and duties of a Lead Independent Director.  These duties include establishing, in conjunction with the CEO and Chairman of the Board, if any, the agenda for regular meetings of the Board of Directors and for any meetings of the independent directors, and coordinating the activities of the other independent directors.

Item 8.01	Other Events.

On June 19, 2009, ArthroCare Corporation (the “Company”) received a letter (the “Letter”) from the Agent under its credit agreement dated as of January 13, 2006, as amended, (the “Credit Agreement”) with a syndicate of banks (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”).  The Letter notified the Company that the events disclosed in the Company’s Form 8-K filed June 12, 2009, relating to the interim decision and award ruling from the arbitration panel in the proceeding against the Company brought by Gyrus, Ethicon and DePuy Mitek (the “Claimants”), would constitute an Event of Default under Section 8.01(h) of the Credit Agreement once a final judgment or order of payment of money is entered with respect thereto.  The arbitration panel’s interim decision will become final and binding on July 15, 2009 if the panel has not heard from the Company or Claimants by that date.  The Company has not yet determined what action it will take with regard to the arbitration panel’s interim decision.

Additionally, the Letter reiterated earlier statements in previous Agent communications that neither the Agent nor the Lenders are presently exercising any other rights, powers, or remedies available to them (which include the right to accelerate the maturity of the $45 million of indebtedness outstanding under the Credit Agreement), although all such rights, powers and remedies continued to be expressly reserved.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Statements that are not historical facts are forward-looking statements.  Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events.  Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the Company’s final determination whether to challenge the arbitration panel’s interim decision or award in the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare; other pending litigation; the potential exercise by the lenders under the Company’s Credit Agreement dated January 13, 2006, as subsequently amended (the “Credit Agreement”), of any available rights, powers or remedies of the lenders, including the lenders’ right to accelerate the maturity of the indebtedness currently outstanding under the Credit Agreement; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Review”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public auditing firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company's financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title
3.1	ArthroCare Corporation Amended and Restated Bylaws, as amended effective June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: July 1, 2009	By:	/s/ David F. Fitzgerald
David F. Fitzgerald
Acting Chief Executive Officer